                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 7, 1994
                Date of Report (Date of earliest event reported)



                               BEST BUY CO., INC.
               (Exact name of registrant as specified in charter)


           MINNESOTA                 1-9595                 41-0907483
        (State or other         (Commission File         (I.R.S. Employer
        jurisdiction of              Number)            Identification No.)
        incorporation)


7075 Flying Cloud Drive, Eden Prairie, Minnesota               55344
      (Address of principal executive offices)              (Zip Code)


                                  612\947-2000
              (Registrant's telephone number, including area code)


                                      None.
          (Former name or former address, if changed since last report)

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Item 5.   Other Events.

     The Registrant issued a press release on December 7, 1994, a copy of which is attached hereto as EXHIBIT A and incorporated herein by reference.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEST BUY CO., INC.
                                           (Registrant)



Date:  December 7, 1994            By:  /s/ Elliot S. Kaplan
                                      ---------------------------
                                      Elliot S. Kaplan, Secretary


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                                                                       EXHIBIT A

Best Buy Co., Inc.                     For More Information:
P.O. Box 9312                          Susan Hoff 612/947-2443 Media
Minneapolis, MN 55440-9312             (NYSE: BBY)


FOR IMMEDIATE RELEASE

BEST BUY CO. INC.
CONFIRMS RECEIPT OF
CLASS ACTION SUIT

MINNEAPOLIS, DECEMBER 7 -- Best Buy Co., Inc. confirmed today that it was served last evening with a lawsuit filed in U.S. district court of St. Paul, Minn. by two shareholders on behalf of a purported class.

The complaint alleges various violations of the security laws and also names as defendants, the Chief Executive Officer and the Chief Financial Officer of the Corporation. According to Best Buy Corporate Communications Director Susan Hoff, "Management believes that the complaint is wholly without merit and the Company will vigorously defend the lawsuit."

Best Buy is one of the nation's fastest growing specialty retailers. The Company, now in its 29th year of business, offers a broad selection of name brand consumer electronics, personal computers and home office products, entertainment software, major appliances and photographic equipment at 202 locations in 27 states. Best Buy's common stock is traded on the New York Stock Exchange, symbol BBY.


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